UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2016

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 11, 2016, State Street Corporation, a Massachusetts corporation (“State Street”), issued and sold 20,000,000 depositary shares (the “Depositary Shares”) each representing a 1/4,000th ownership interest in a share of State Street’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share, with a liquidation preference of $100,000 per share (equivalent to $25 per Depositary Share), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-200321) and a related base prospectus, preliminary prospectus supplement and prospectus supplement (collectively, the “Prospectus”), each as filed with the Securities and Exchange Commission. The sale of the Depositary Shares was made pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), dated April 4, 2016, between State Street and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. State Street received net proceeds from the offering of the Depositary Shares, after deducting expenses and underwriting discounts and commissions, of approximately $493.9 million.

In connection with the issuance of the Depositary Shares, the Company entered into a deposit agreement (the “Deposit Agreement”), dated April 11, 2016, with American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts.

The Deposit Agreement has been included as Exhibit 4.1 hereto. The Underwriting Agreement has been included as Exhibit 1.1 to State Street’s Current Report on Form 8-K, filed on April 8, 2016. The above descriptions of the Deposit Agreement and the Underwriting Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated April 11, 2016, regarding the legality of the Depositary Shares to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is attached hereto as Exhibit 5.1 and is incorporated herein and into the Prospectus by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 11, 2016, between State Street Corporation and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (filed as Exhibit 1.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2016 and incorporated by reference herein).

4.1	Deposit Agreement, dated April 11, 2016, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated April 11, 2016.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Sean Newth
Name:	Sean Newth
Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller

Date: April 11, 2016

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 4, 2016, between State Street Corporation and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (filed as Exhibit 1.1 to State Street’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2016 and incorporated by reference herein).

4.1	Deposit Agreement, dated April 11, 2016, among State Street Corporation, American Stock Transfer & Trust Company, LLC (as depositary), and the holders from time to time of the depositary receipts.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated April 11, 2016.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).